UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2022

MIMECAST LIMITED

(Exact name of registrant as specified in its charter)

Jersey	001-37637	Not applicable
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Finsbury Avenue

London, EC2M 2PF

United Kingdom

(Address of principal executive offices)

(781) 996-5340

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Ticker symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.012 par value per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.	Other Events.

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on December 7, 2021, Mimecast Limited, a public limited company organized under the Laws of the Bailiwick of Jersey (“Mimecast”), entered into a Transaction Agreement with Magnesium Bidco Limited, a private limited company incorporated in England & Wales (“Buyer”), pursuant to which Buyer will acquire the entire share capital of Mimecast in an all-cash transaction pursuant to a scheme of arrangement under Part 18A of the Companies (Jersey) Law 1991, as amended from time to time (the “Transaction”). Buyer is an affiliate of Permira Advisors LLC.

On March 31, 2022, Mimecast received written notice from the Committee on Foreign Investment in the United States (“CFIUS”) that there are no unresolved national security concerns and that CFIUS has concluded action under Section 721 of the Defense Production Act of 1950, as amended, with respect to the Transaction.

Receipt of the CFIUS clearance satisfies a certain condition to the closing of the Transaction. The closing of the Transaction remains subject to the satisfaction or waiver of the remaining conditions to the Transaction set forth in the Transaction Agreement, including remaining regulatory approvals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 1, 2022	Mimecast Limited

	By:	/s/ Rafeal Brown
Rafeal Brown
Chief Financial Officer (Principal Financial and Accounting Officer)